Exhibit 10.03

                         AGREEMENT OF PURCHASE AND SALE

         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into this 15th day of March 2001, between Malcolm C. Davenport V, an individual ("Seller"), and VendingData Corporation, a Nevada corporation ("Buyer").

                                    RECITALS

         WHEREAS, Spintek Gaming Technologies, Inc., a California corporation ("Spintek"), Spintek Gaming, Inc., a Nevada corporation ("Spintek Gaming") and Spinteknology, Inc., a Nevada corporation ("Spinteknology") (collectively, the "Debtors") filed for relief under Chapter 7 of the Bankruptcy Code in Case Nos. BK-S-00-18626-LBR, BK-S-00-18627-LBR and BK-S-00-18628-LBR (collectively the "Case") which are being jointly administered in the United States Bankruptcy Court for the District of Nevada (the "Court");

         WHEREAS, Timothy S. Cory is the duly appointed trustee of the Debtors (the "Trustee");

         WHEREAS, Seller, pursuant to that certain January 31, 2001, Agreement of Purchase and Sale (the "PURCHASE AGREEMENT") by and between Seller and the Trustee, attached hereto and incorporated herein by this reference as Exhibit "A," acquired from the Trustee certain assets formerly owned by the Debtors, including, but not limited to certain unencumbered tangible personal property, inventory, equipment, tools, parts, supplies, raw materials, finished goods, and works-in-progress including, without limitation, the Tangible Personal Property listed as Exhibit "A" on the Purchase Agreement (collectively the "Tangible Personal Property") and certain intellectual property, including but not limited to, all patents, unpatented inventions, patent interference proceedings, rights under patent cooperation treatises, patent applications, patent rights, inventions, trade secrets, processes, proprietary rights, proprietary knowledge, computer software, registered trademarks, names, service marks, trade names, registered copyrights, symbols, logos, franchises, blueprints and permits and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof, which Seller owns or has the right to use, and all transferable filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office, rights under technology licenses, choses-in-action, information contained in computer media (such as data bases, source and object codes and information therein) and derivatives thereof, including the right to make, use, and vend goods utilizing any of the foregoing, together with all cash and non-cash proceeds and products thereof, including, without limitation, the Intellectual Property listed on Exhibit "E" to the Purchase Agreement and incorporated herein by this reference (collectively, the "Intellectual Property");

         WHEREAS, Buyer and Seller now desire to enter into an agreement pursuant to which Buyer shall buy and Seller shall sell the Tangible Personal Property and the Intellectual Property excluding that certain intellectual property (the "Excluded Property") described on Exhibit "B," attached hereto and incorporated herein by this reference (the "Acquired Assets").

                                    AGREEMENT

         In consideration of the recitals set forth above and the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant that the foregoing Recitals are true and correct and further agree as follows:

         1. SALE OF PROPERTY

         Subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest of Seller in and to the Acquired Assets.

         2. GRANT OF EXCLUSIVE LICENSE

         Buyer hereby grants to Seller the exclusive license to manufacture, sell, distribute, lease, use, service and promote, in Australia and New Zealand (the "Territory"), products embodying the technology relating to a slot machine hopper and the technology for determining the contents of a slot machine hopper and for transmitting collection and accounting data under the registered name AccuSystem(R), which includes, but is not limited to, products such as the AccuHopper(R), the AccuBoard and the AccuDrop (collectively the "AccuSystem"). Buyer covenants to cooperate with and notify Seller of updates and improvements in the AccuSystem patents in the Territory. The term of this exclusive license shall terminate upon the earlier of: (1) the date on which any patent that embodies the technology utilized in the AccuSystem products expires; or (2) at any time if Seller and Buyer mutually agree to such termination in writing. The grant of this license does not obligate Seller to prosecute, maintain, or otherwise protect, within the Territory, any patent, paten application, invention, trademark, or other intellectual property.

         3. LIABILITIES NOT ASSUMED

         Buyer shall not, by the execution of this Agreement or the consummation of the transactions contained herein, assume or otherwise be responsible for any liability or obligation of any nature of the Trustee, the Debtors or Seller, or any claims of liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof.

         4. PURCHASE PRICE

         (a) PURCHASE PRICE. The total purchase price (the "Purchase Price") for the Acquired Assets is as follows:

                  (i) Two Hundred Twenty-Five Thousand (225,000) shares of restricted $.001 par value common stock of VendingData(TM) Corporation, with unlimited piggyback registration rights (the "Restricted Stock");

                  (ii) Warrants (the "Warrants") to purchase Two Hundred Twenty-Five Thousand (225,000) shares of $.001 par value common stock of VendingData(TM) Corporation, such warrants to be exercisable at $10.00 per share, all of which shall expire five years from the date of the Agreement. Upon exercise of these Warrants, Seller shall be entitled to unlimited piggyback registration rights for the shares issued as a result of the exercised Warrants;

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                  (iii) One Hundred Fifty Thousand Dollars ($150,000), which shall be payable by cash or other immediately available funds (the "Cash Deposit"); and

                  (iv) Fifty percent (50%) of any gross revenues in excess of One Hundred Seventy-Five Thousand Dollars ($175,000) Purchaser receives as consideration for the sale of any inventory which comprises part of the Tangible Personal Property (the "Participation Agreement").

         (b) PAYMENT OF DEPOSIT. Upon receipt of the final order of the Court approving the transaction contemplated by the Purchase Agreement, the Seller shall pay to the Buyer the Cash Deposit.

         (c) PAYMENT OF BALANCE OF PURCHASE PRICE. Upon the terms and subject to the conditions set forth in this Agreement, and in consideration of the transfer of the Acquired Assets, the Buyer shall, on the Closing Date, deliver to the Seller the Restricted Stock, the Warrants and the Participation Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF SELLER

         As further consideration for Buyer to enter into this Agreement, Seller represents and warrants to Buyer that the statements contained in this section are, and, at Closing, will be, true, correct and complete:

         (a) AUTHORITY. Seller has the full right and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

         (b) TITLE. Seller shall deliver to the Buyer the Acquired Assets with the same quality of title as delivered to the Seller by the Bankruptcy Court.

         (c) EXECUTION AND DELIVERY. The execution and delivery of this Agreement and other related documents by Seller, and the performance by Seller of the transactions contemplated herein will be binding upon the Seller in accordance with their respective terms.

         (d) CONFLICT. The execution and performance of this Agreement and other related documents by Seller will not result in any violation of, or be in conflict with, any term or provision of (i) any contract to which Seller is a party, or (ii) any law, ordinance, rule, statute, order, judgment or decree to which Seller is subject.

         (e) NO VIOLATION. Neither the execution of this Agreement nor the transactions contemplated by this Agreement shall violate any of the terms and conditions of any agreement giving any person or entity rights in the Acquired Assets.

         (f) COMPLIANCE WITH LAWS. Seller has complied and is in compliance in all material respects with all laws, statutes, ordinances, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality which are applicable or relate to Seller or the Acquired Assets.

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

         (g) INTELLECTUAL PROPERTY. To the knowledge of Seller; (i) Seller is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property, free and clear of all liens whatsoever, and there is not pending or threatened investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to the Seller's right, title or interest in any Intellectual Property; (ii) None of the Seller's rights to the Intellectual Property infringes upon or violates the rights of any person, or is subject to challenge, claims of infringement, unfair competition or other claims, and no product, process, method or operation presently manufactured, sold, subject to testing, under development, otherwise engaged in or employed by Seller infringes upon any rights owned by any other person; (iii) There are no pending or threatened claims or litigation against the Debtors or Seller contesting the right of the Debtors or Seller to sell, engage in or employ any such product, process, method or operation; (iv) Seller has the exclusive right to own, use and license others to use the computer software (the "Software") relating to the AccuSystem; and (v) Seller has not licensed or otherwise authorized any other person to use or make use of all or any part of the Software, nor has Seller granted, assigned or otherwise conveyed any right in or to the Software.

         (h) APPROVALS. No consent, approval, authorization of, or exemption by, or filing with, any governmental authority is required to be obtained or made by Seller in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

         (i) UNTRUE STATEMENT OR OMISSION. No representation or warranty by Seller in this Agreement contains, or will contain as of the Closing, any untrue statement of a material fact, or omits, or will omit, as of the Closing, a material fact necessary to make the statements contained herein not misleading.

         6. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         (a) ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to conduct its business as presently conducted and to own and hold the properties used in connection with the conduct of its business.

         (b) NO VIOLATION. The execution and performance of this Agreement by Buyer will not result in any violation of, or be in conflict with, any term or provision of (i) the articles of incorporation or bylaws of Buyer, (ii) any contract to which Buyer is a party, or (iii) to the best of Buyer's knowledge, any law, ordinance, rule, statute, order, judgment or decree to which Buyer is subject.

         (c) UNTRUE STATEMENT OR OMISSION. No representation or warranty by Buyer in this Agreement contains, or will contain as of the Closing, any untrue statement of a material fact, or omits, or will omit as of the Closing, a material fact necessary to make the statements contained herein not misleading.

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         7. COVENANTS OF THE PARTIES

         (a) REASONABLE EFFORTS. Each party shall, in good faith, use all reasonable efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement including, without limitation, using all reasonable efforts to cause the conditions set forth in Section 8 of this Agreement for which such party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver and file such additional documents, and take or cause to be taken such additional actions, as any other party may reasonably request to carry out the purposes or intent of this Agreement, both before and after Closing.

         (b) GOVERNMENTAL MATTERS. Each party shall, in good faith, use all reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality that it may be required to give, make or obtain.

         8. CONDITIONS PRECEDENT

         The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions prior to the date of the Closing, any of which may be waived only through an express writing by Buyer:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing. Seller shall have delivered to Buyer a certificate affirming that all such representations and warranties are true and correct as of the Closing Date.

         (b) PERFORMANCE OF THE AGREEMENT. Seller shall have performed and observed in all material respects all obligations and conditions to be performed or observed by him under this Agreement at or prior to the Closing.

         (c) CONSENTS REQUIRED FOR TRANSACTION. All consents, approvals, waivers and releases from third parties for the consummation of the transactions contemplated by this Agreement shall have been validly obtained, and these consents, approvals, waivers and releases shall be in full force and effect. Seller shall provide evidence that these third party consents, approvals, waivers, and releases have been obtained, as Buyer may require.

         9. CLOSING

         (a) THE CLOSING. The closing of this transaction (the "Closing") under this Agreement for the purchase and sale of the Acquired Assets shall be held at 6830 Spencer Street, Las Vegas, Nevada at 2:00 p.m., Las Vegas, Nevada time on March 19, 2001 (the "Closing Date"). The official transfer time of the Acquired Assets, and the time at which Buyer shall be deemed to have acquired the Acquired Assets as its own shall be 2:00 p.m. on the Closing Date.

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

         (b) DELIVERIES AT THE CLOSING. On the Closing Date, Seller hereby agrees to deliver to Buyer the following items (the "Seller's Closing Items"):

                  (i) The final order of the Court approving Seller's purchase of the Acquired Assets from the Trustee, as entered by the Court;

                  (ii) A Quitclaim Bill of Sale and Assignment in the form attached hereto as Exhibit "C."

         (c) EXECUTION OF DOCUMENTS. The Closing may be accomplished in person, by facsimile, overnight courier, telephone conference or as otherwise agreed by the parties.

         10. INDEMNITY

         (a) INDEMNIFICATION OF SELLER. Buyer agrees to indemnify, defend and hold Seller and his assigns harmless from and against any and all claims, actions, damages, liability, costs and expenses (including reasonable attorneys' fees) arising from or out of: (i) any occurrence caused by the act or omission of Buyer, its employees or agents; (ii) any violation of any law, regulation or ordinance applicable to Buyer; or (iii) any breach or violation of the terms of this Agreement by Buyer. Buyer shall not incur any defense costs for Seller's account without Seller's prior written consent.

         (b) INDEMNIFICATION OF BUYER. Seller agrees to indemnify, defend and hold Buyer, and its respective officers, employees, directors and stockholders, harmless from and against any and all claims, actions, damages, liability, costs and expenses (including reasonable attorneys' fees) arising from or out of: (i) any occurrence caused by the act or omission of Seller or his agents; (ii) any violation of any law, regulation or ordinance applicable to Seller; or (iii) any breach or violation of the terms of this Agreement by Seller. Seller shall not incur any defense costs for Buyer's account without Buyer's prior written consent.

         11. GENERAL PROVISIONS

         (a) EXPENSES. Seller and Buyer each shall, whether or not the transactions contemplated by this Agreement are consummated, pay their own respective legal fees and other expenses incurred in connection with the proposed transaction.

         (b) BROKERS. Each party represents and warrants to the other that there is no broker or finder retained by such party in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify and hold the other harmless from and against all liabilities or claims (including, without limitation, costs and attorneys' fees) which may be asserted against the other by reason of a claim for compensation by any person, firm or corporation introduced by the indemnifying party in connection with the transactions contemplated hereunder.

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

         (c) NOTICES. All notices and other communication under this Agreement to any party shall be in writing and shall be deemed given when delivered personally to that party, transmitted via facsimile (with electronic confirmation) to that party at the facsimile number set forth below, mailed by certified mail (postage prepaid return receipt requested) to that party at the address set forth below, or delivered by Federal Express or any similar nationally recognized express delivery service for delivery to that party at that address:


                       IF TO SELLER:       Malcolm C. Davenport
                                           1140 N. 18th Street
                                           Lanett, AL 36863
                                           Telephone:  334-642-3456
                                           Facsimile:   334-642-3400

                       WITH COPY TO:       Thomas H. Fell, Esq.
                                           Gordon & Silver, Ltd.
                                           3960 Howard Hughes Pkwy., 9th Floor
                                           Las Vegas, NV  89109

                       IF TO BUYER:        Steven J. Blad
                                           President and Chief Executive Officer
                                           VendingData Corporation
                                           6830 Spencer Street
                                           Las Vegas, Nevada  89119
                                           Telephone:  702-733-7197
                                           Facsimile:   702-733-7195

                       WITH COPY TO:       Stacie L. Brown
                                           VendingData Corporation
                                           6830 Spencer Street
                                           Las Vegas, Nevada  89119
                                           Telephone:  702-733-7195
                                           Facsimile:   702-733-7197

         (d) NON-WAIVER. The failure by any party to insist upon strict compliance with any term or provision of this Agreement, to enforce a right, or to seek a remedy upon any default of the other party shall not affect or constitute a waiver of the first party's right to insist upon strict compliance, enforce that right, or seek a remedy to that default or any prior, contemporaneous or subsequent default. No custom or practice of the parties that varies from any provision of this Agreement shall affect or constitute a waiver of any party's right to demand strict compliance with all provisions of this Agreement.

         (e) HEADINGS. The headings of the various sections of this Agreement are not a part of the context of the Agreement, are merely labels to assist in locating the sections, and shall be ignored in construing this Agreement.

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

         (f) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

         (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of law. All rights and remedies of each party under this Agreement shall be cumulative and in addition to all other rights and remedies that may be available to the party from time to time, whether under this Agreement, at law, in equity or otherwise.

         (h) SEVERABILITY. If any court of competent jurisdiction determines that any provision of this Agreement is unenforceable, that court shall have the jurisdiction to reform the applicable provision so that it is enforceable to the maximum extent permitted by law, and the parties shall abide by that court's determination. In the event that the applicable provision cannot be reformed, it shall be severed from this Agreement, and every other provision of this Agreement shall remain in full force and effect.

         (i) BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties and their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, officers, directors, shareholders, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and any persons claiming rights by, through or under them; provided, however, that neither party may assign or delegate any rights, interests or obligations without the prior written consent of the other party.

         (j) ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between the parties and supersedes all prior representations, agreements and understandings of the parties, including, without limitation any letter of intent or letter of understanding or similar documents. No addition to or modification of this Agreement shall be binding unless executed in writing by both parties.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                            "SELLER"

 By:    /s/ Malcolm C. Davenport
        ---------------------------------------
        Malcolm C. Davenport, individually

                            "BUYER"

 VENDINGDATA CORPORATION,
         a Nevada corporation

 By:    /s/ Steven J. Blad
        ---------------------------------------
        Steven J. Blad
 Its:   President and Chief Executive Officer

                                    EXHIBIT A

                               PURCHASE AGREEMENT


                                                   EXHIBIT B

                                               EXCLUDED PROPERTY

                                             U.S. PATENTS PENDING

-------------------------------- ------------------------------------- ---------------------------- -----------------------------
TOWNSEND AND TOWNSEND AND CREW
         REFERENCE NO.                          TITLE                          SERIAL NO.                   FILING DATE
-------------------------------- ------------------------------------- ---------------------------- -----------------------------
017136-003300US                  Tying symbols in a deck of cards              60/204,959                     5/17/00
                                 to symbols in a bonus game.
-------------------------------- ------------------------------------- ---------------------------- -----------------------------
01736-003500US                   Double Down Dice                              60/212,069                     6/14/00
-------------------------------- ------------------------------------- ---------------------------- -----------------------------
017136-004100US                  Gaming machine having multiple                60/236,266                     9/28/00
                                 game levels (Push Your Luck)
-------------------------------- ------------------------------------- ---------------------------- -----------------------------
017136-004200US                  SafeCash system                               60/231,393                     9/08/00
-------------------------------- ------------------------------------- ---------------------------- -----------------------------
017136-004500US                  Electronic Video Card Game (Pyramid           60/218,432                     7/14/00
                                 Poker)
-------------------------------- ------------------------------------- ---------------------------- -----------------------------
01736-004600US                   Method of playing a card game on a            60/229,502                     8/31/00
                                 video terminal or as a table game
                                 (Safe 17)
-------------------------------- ------------------------------------- ---------------------------- -----------------------------
017136-004400US                  Method of playing the game 21                 Unfiled                        N/A
                                 (Blackjack)
-------------------------------- ------------------------------------- ---------------------------- -----------------------------
017136-004700US                  Universal charge card & encoding              60/236,264                     9/28/00
                                 interface device
-------------------------------- ------------------------------------- ---------------------------- -----------------------------

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                                    EXHIBIT C

                      QUITCLAIM BILL OF SALE AND ASSIGNMENT






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